SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             VINA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                               77-0432782
    --------------                                           ----------
 (State of incorporation                                    (I.R.S. Employer
    or organization)                                       Identification No.)

                  39745 Eureka Drive, Newark, California 94560
               (Address of principal executive offices) (Zip Code)

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities Act of 1933 registration statement file number to which this form relates: N/A


Securities to be registered pursuant to Section 12(b) of the Exchange Act:

   Title of each class                         Name of each exchange on which
   to be so registered                         each class is to be registered
   ----------------------                     -------------------------------

          None                                             None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

             Series A Participating Preferred Stock Purchase Rights
                                (Title of class)

Item 1.        Description of Registrant's Securities to be Registered.
-------        -------------------------------------------------------

               This Amendment No. 2 to Form 8-A is being filed in order to disclose an amendment to provisions governing the "Rights" described in the Company's Registration Statement on Form 8-A dated July 25, 2001, as amended on October 17, 2001. The amended provision has been effected pursuant to the terms of an Amendment No. 2 to Rights Agreement, dated March 17, 2003, between the Company and American Stock Transfer & Trust Company, in its capacity as rights agent, a copy of which has been filed herewith and is incorporated herein by reference. A copy of the Rights Agreement was originally filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A dated July 25, 2001. Amendment No. 1 to the Rights Agreement was filed as Exhibit 4.1 to the Company's Amendment No. 1 to Form 8-A dated October 24, 2001.

Item 2.        Exhibits.
-------        --------

 4.1 Amendment No. 2 to Rights Agreement, dated as of March 17, 2003, between VINA Technologies, Inc. and American Stock Transfer & Trust Company.






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


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 18, 2003

                             VINA Technologies, Inc.


 By /s/                      STANLEY E. KAZMIERCZAK
 ------------------------------------------------------------------------------
                             Stanley E. Kazmierczak
                   Vice President and Chief Financial Officer






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


                                  EXHIBIT INDEX
                                  -------------



EXHIBIT
-------

  4.1 Amendment No. 2 to Rights Agreement, dated as of March 17, 2003, between VINA Technologies, Inc. and American Stock Transfer & Trust Company.







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